EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2003 relating to the financial statements of Red Hat, Inc., which appears in Red Hat, Inc.’s Annual Report on Form 10-K for the year ended February 28, 2003.

/s/    PricewaterhouseCoopers LLP

Raleigh, North Carolina

February 5, 2004